SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)    March 23, 2004



                           THE BOMBAY COMPANY, INC.
            (Exact name of registrant as specified in its charter)





                                  Delaware
                (State or other jurisdiction of incorporation)


                  1-7832                                 75-1475223
          (Commission File Number)         (I.R.S. Employer Identification No.)



      550 Bailey Avenue, Fort Worth, Texas                          76107
     (Address of principal executive offices)                     (Zip code)


                                   (817) 347-8200
                 Registrant's telephone number, including area code



              (Former name or former address, if changed since last report.)









Item 9. Reg FD Disclosure

Guidance on Fiscal 2004 Store Openings.

For Fiscal 2004, the Company currently projects that it will end the year with approximately 511 stores and expects to open a net 40 stores during Fiscal 2004. The store mix is expected to be as follows:

   Store        Year End     Projected     Projected      Year End
    Type        FY 2003      Openings      Closings       FY 2004
Large Format    365          64            35             394
  Regular        25           0             4              21
   Outlet        46           0             0              46
    KIDS         35          15             0              50
   Total        471          79            39             511

      During Fiscal 2004, the Company currently anticipates that approximately 9% of its new stores will open during the first quarter, 16% during the second quarter, 49% during the third quarter and 26% during the fourth quarter.

      A major component of the Company's real estate strategy is to relocate its stores from mall to off-mall locations having lower cost structures. As of March 18, 2004, the Company anticipates that its real estate portfolio will evolve during Fiscal 2004 as follows:

                      Real Estate         Year End FY 2004
                         Type             Units      %
                      Mall                266         52%
                      Off-Mall            199         39%
                      Outlet               46          9%
                      Total               511        100%

                                   SIGNATURE

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        THE BOMBAY COMPANY, INC.
                                        (Registrant)




   Date:  March 23, 2004                /s/ ELAINE D. CROWLEY
                                        ____________________
                                        Elaine D. Crowley
                                        Senior Vice President, Chief Financial
                                        Officer and Treasurer